UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 26, 2015

EZCORP, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-19424 (Commission File Number)	74-2540145 (IRS Employer Identification No.)

1901 Capital Parkway, Austin, Texas 78746
(Address of principal executive offices) (zip code)
Registrant’s telephone number, including area code: (512) 314-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c)
On March 2, 2015, EZCORP, Inc. announced the appointment of Mark Ashby as Chief Financial Officer (principal financial officer). A copy of the company's press release announcing this appointment is attached as Exhibit 99.1 and incorporated herein by reference.

Mr. Ashby, age 54, has more than 30 years of finance and business experience, having previously served as Chief Financial Officer of Meyer Holdings Limited, Australia's largest department store group; Chief Financial Officer and Group General Manager, Home and Trade Division of Mitre 10 Australia Ltd., a large home improvement and hardware retailer and wholesaler; Founder and Director, Business Development and Funding Consulting for Clearview Business Advisory Pty Ltd., a business consulting firm; Chief Financial Officer for The Oriel Network, a joint venture telecommunications company set up by Motorola Inc.; and Finance Director for Sportsgirl Sportscraft Group. Mr. Ashby also spent nine years with Motorola Australia Pty Ltd. in various finance and accounting roles, including Director of Finance, Australasia and Director of Consumer Finance, Asia.
As the company's Chief Financial Officer, Mr. Ashby will receive an annual salary of $700,000 and a target bonus of 100% of base salary (prorated for fiscal 2015). He will receive a "new hire" grant of restricted shares of EZCORP Class A Non-Voting Common Stock, with the number of shares equal to his prorated fiscal 2015 base salary divided by the stock price at the time of grant; and a "new hire" bonus of $665,000 that may be paid in cash or shares of Class A Non-Voting Common Stock at the company's discretion. Mr. Ashby will be eligible to receive annual restricted stock grants commencing with fiscal 2016, and the number of shares of his first annual grant (to be made on or about October 1, 2015) will be equal to 100% of his base salary divided by the stock price at the time of grant. With respect to the restricted stock grants, 60% of the shares will vest over three years contingent upon the company's achieving specified performance metrics, and the remaining 40% will vest over six years in specified amounts if the per-share trading price of the Class A Non-Voting Common Stock achieves specified levels ranging from $15 to $80.
Mr. Ashby will receive other benefits, to include a temporary housing allowance of up to $12,000 per month for one year from his start date, reimbursement of the costs of moving household goods, a $2,500 per year allowance for tax planning and preparations, and standard executive healthcare and retirement benefits. These benefits include a severance plan that provides for salary continuation for a period of one year if the company terminates Mr. Ashby's employment without cause.
It is expected that Mr. Ashby will begin his employment with the company in June 2015.

(e)
On March 2, 2015, the Compensation Committee of the company's Board of Directors approved a temporary housing allowance for Lachlan P. Given, Executive Chairman, of up to $10,000 per month for up to one year in order to assist Mr. Given in obtaining suitable housing arrangements in the Austin, Texas area.

Item 5.07 — Submission of Matters to a Vote of Security Holders
On February 26, 2015, the sole holder of the company's Class B Voting Common Stock (the "Voting Stockholder") approved an additional amendment to the EZCORP, Inc. 2010 Long-Term Incentive Plan (the "Plan"), which, among other things, permits the company to provide incentive compensation awards to employees, consultants and directors based on the company's common stock. The amendment increases the maximum annual Award (as defined in the Plan) from 500,000 shares to 1,000,000 shares. Specifically, the amendment amends Section 4.2(b)(1) of the Plan to read as follows:
"No Participant shall be granted in any fiscal year Awards to which more than 1,000,000 shares of Stock are subject."
This amendment was approved by the Compensation Committee and the Board of Directors prior to submission to the Voting Stockholder.
A copy of the amended and restated Plan is filed as Exhibit 10.1 to this Report.
On February 26, 2015, there were 2,970,171 shares of the company's Class B Voting Common Stock outstanding, all of which are held by MS Pawn Limited Partnership.

Item 9.01 — Financial Statements and Exhibits
(d)    Exhibits.

10.1	Amended and Restated EZCORP, Inc. Long-Term Incentive Plan, effective February 26, 2015

99.1	Press Release, dated March 2, 2015, announcing appointment of new Chief Financial Officer

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EZCORP, INC.

Date: March 3, 2015	By:	/s/ Thomas H. Welch, Jr.
Thomas H. Welch, Jr.
Senior Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Amended and Restated EZCORP, Inc. Long-Term Incentive Plan, effective February 26, 2015
99.1	Press Release, dated March 2, 2015, announcing appointment of new Chief Financial Officer

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